Exhibit 99.2

June 16, 2020

Seagate Announces Expiration of Early Exchange Period of Previously Announced Exchange Offers for Certain Outstanding Debt Securities

FREMONT, CA — June 16, 2020 - Seagate HDD Cayman (the “Company”), a subsidiary of Seagate Technology plc (NASDAQ: STX), today announced the expiration of the early exchange period in connection with its previously announced exchange offers (each, an “Exchange Offer” and together, the “Exchange Offers”) to certain eligible holders of the Company’s outstanding debt securities listed in the table below (together, the “Existing Notes” and each a “series” of Existing Notes) to exchange Existing Notes for up to $500,000,000 (“New Issue Cap”) in aggregate principal amount of the Company’s new senior notes due 2029 (the “New Notes”). The complete terms and conditions of the New Notes are set forth in a confidential offering memorandum, dated as of June 3, 2020, (the “Offering Memorandum”), and the related letter of transmittal.

In the Exchange Offers, according to information provided by Global Bondholder Services Corporation, the exchange agent for the Exchange Offers, $644,148,000 in aggregate principal amount of the Company’s Existing Notes were validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on June 16, 2020 (the “Early Exchange Date”), as more fully set forth below.

The table below indicates, among other things, the principal amount of each series of Existing Notes validly tendered and not validly withdrawn as of the Early Exchange Date:

CUSIP Numbers	Existing Notes	Principal Amount Outstanding	Exchange Cap (Principal Amount)	Acceptance Priority Level (1)	Principal Amount Tendered by the Early Exchange Date
81180WAL5	4.750% Senior Notes due 2025	$749,996,000	$275,000,000	1	$270,778,000
81180WAR2	4.875% Senior Notes due 2027	$690,426,000	$300,000,000	2	$373,370,000

(1)

All Existing Notes of a series tendered for exchange in the Exchange Offers on or before the Early Exchange Date will have priority over any Existing Notes of such series that are tendered after the Early Exchange Date. Acceptance of the Existing Notes is subject to the Acceptance Priority Level, relevant Exchange Cap and the New Issue Cap.

Pricing for the Exchange Offers is expected to occur at approximately 10:00 a.m., New York City time, on June 17, 2020. Although the Exchange Offers are scheduled to expire at 11:59 p.m., New York City time, on June 30, 2020, since Existing Notes have been validly tendered such that the maximum aggregate principal amount of New Notes to be issued in exchange for all such tendered Existing Notes would exceed the New Issue Cap, the Company does not expect to accept for exchange any Notes tendered after the Early Exchange Date.

Tenders of Existing Notes in the Exchange Offers may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law. The Company’s obligation to accept for exchange the Existing Notes validly tendered in each Exchange Offer is subject to the satisfaction or waiver of certain conditions as described in the Offering Memorandum and the Company reserves the right to terminate any Exchange Offer for any reason or for no reason.

This press release does not constitute an offer or a solicitation by the Company to participate in the Exchange Offers and does not constitute an offer to sell or a solicitation of an offer to buy the New Notes, nor shall there be any sale of the New Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The New Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The New Notes may not be offered or sold in the United States or to any “U.S. person” as defined in Rule 902 under the Securities Act except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company will enter into a registration rights agreement with respect to the New Notes.

About Seagate

Seagate crafts the datasphere, helping to maximize humanity’s potential by innovating world-class, precision-engineered data management solutions with a focus on sustainable partnerships.

© 2020 Seagate Technology LLC. All rights reserved. Seagate, Seagate Technology and the Spiral logo are registered trademarks of Seagate Technology LLC in the United States and/or other countries.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about the New Notes and the Exchange Offers. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.